UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2010

THE GORMAN-RUPP COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-6747	34-0253990
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South Airport Road, Mansfield, Ohio	44903
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 755-1011

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The annual meeting of the shareholders of the Company was held on April 22, 2010 in Mansfield, Ohio (“Annual Meeting”). As of the record date, there were a total of 16,710,535 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 14,088,814 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present. Set forth below are the matters acted upon by the Company’s shareholders at the Annual Meeting and the final voting results on each such matter.
1.	Fix the number of Directors of the Company at eight and elect eight Directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

Number of votes
	For	Abstain/Withheld
James C. Gorman	11,980,070	97,725
Jeffrey S. Gorman	12,005,285	72,509
M. Ann Harlan	12,011,625	66,170
Thomas E. Hoaglin	11,968,682	109,113
Christopher H. Lake	11,809,685	268,110
Dr. Peter B. Lake	11,968,196	109,598
Rick R. Taylor	12,013,502	64,292
W. Wayne Walston	12,000,364	77,431
There were 2,011,019 Broker Non-Votes for the directors.
2.	Ratify the appointment by the Audit Review Committee of the Board of Directors of Ernst & Young LLP as independent registered public accountants for the Company during the year ending December 31, 2010.

Number of votes
For	Against	Abstain
13,957,314	93,040	38,460

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY
By	/s/David P. Emmens
David P. Emmens
Corporate Counsel and Secretary

April 23, 2010

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